UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LION, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[LION, Inc. intends to deliver the following materials to its shareowners beginning on or about June 18, 2007]

4700 — 42nd Ave. SW,
Suite 430
Seattle, WA 98116
(206) 577-1440

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON JUNE 20, 2007

     The following information (the “Supplement”) is provided to supplement and amend the Proxy Statement dated May 11, 2007 (the “LION Proxy Statement”), of LION, Inc. (“LION” or the “Company”) furnished to shareowners in connection with the solicitation of proxies on behalf of the Board of Directors of LION for use at the Annual Meeting of Shareowners to be held at the MEYDENBAUER CENTER, 11100 NE 6th Street, Bellevue, Washington 98004, on Wednesday, June 20, 2007, beginning at 10:00 a.m. local time. The purposes of the annual meeting are as stated in the Notice of Annual Meeting of Shareowners, dated May 11, 2007, which accompanied the LION Proxy Statement. This Supplement should be read in conjunction with the LION Proxy Statement.

     Only shareowners of record at the close of business on the record date, May 7, 2007 (the “Record Date”), are entitled to vote on matters that come before the meeting and at any adjournment or postponement thereof. Shares can be voted only if the shareowner is present in person or is represented by proxy. Each share of LION common stock that you own as of the Record Date entitles you to one vote. On May 7, 2007, there were 38,624,272 outstanding shares of LION common stock.

     On May 31, 2007, a group known as the Lion Shareholder Committee (“Committee”), consisting of Sam Ringer (who is an incumbent director of LION and also a LION nominee), Kevin Kuck, Ron Matney and Art Manegre (together, the “Committee nominees”), filed a preliminary proxy statement first disclosing its intention to solicit proxies for the annual meeting to elect the Committee nominees to the LION board of directors. The Committee filed a definitive proxy statement on June 11, 2007. If elected, the Committee nominees would replace four of LION’s six incumbent directors, which are John A. McMillan, David Stedman, J.C. (“Tuck”) Marshall, James D. Russo, Griffith J. Straw and Sam Ringer (together, the “LION nominees”).

      The LION board of directors recommends that you support the LION nominees named in the LION Proxy Statement. Because the LION annual meeting is only a few days away, shareowners are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card or voting instruction card.

      Alternatively, proxies can be faxed to Georgeson at (212) 440-9009. When faxing, please include both sides of the proxy card.

The board of directors urges LION shareowners to discard the green proxy card sent by the dissident Committee.

Questions and Answers for LION Shareowners
Regarding the LION Annual Meeting

     The following series of questions and answers is intended to provide LION shareowners with information regarding the LION annual meeting and the election contest.

When and where is the LION annual meeting?

     The annual meeting of LION shareowners will be held at 10:00 a.m. local time, on Wednesday, June 20, 2007, at the MEYDENBAUER CENTER, 11100 NE 6th Street, Bellevue, Washington 98004. Check-in will begin at 9:00 a.m. Please allow ample time for the check-in procedures.

How does the board of directors of LION recommend that I vote?

     The LION board of directors recommends that you vote “FOR” the LION nominees named in the LION Proxy Statement on the WHITE proxy card and “FOR” approval of Proposals 2 and 3 on the WHITE proxy card.

As a LION shareowner, how can I vote?

     You may direct your vote without attending the LION annual meeting. If you are a shareowner of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee. You may vote for the LION nominees by:

o	Voting by Internet or phone by following the instructions on the WHITE proxy card or voting instruction card. By voting by the Internet or telephone, your vote is immediately confirmed and tabulated;

o	Signing, dating and returning your WHITE proxy card or voting instruction card, as applicable, for the LION annual meeting. Because the LION annual meeting is only a few days away, in order to ensure your vote is considered proxies can be faxed to Georgeson at (212) 440-9009. When faxing, please include both sides of the proxy card;

o	If you hold shares in a stock brokerage account or if your shares are held by a bank or broker (i.e., in street name), by submitting voting instructions to your bank or broker;

o	Attending the LION annual meeting and voting in person, provided however, that if you hold shares in a stock brokerage account or if your shares are held by a bank or broker (i.e., in street name), you may not vote in person at the LION annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present identification and comply with the other admission procedures described below (See “How can I attend the LION annual meeting?”).

What should I do when I receive my LION proxy materials?

     Because the meeting is only a few days away, shareowners should, if possible, vote by Internet and phone by following the instructions on their WHITE proxy card. Alternatively, please sign, date and return your WHITE proxy card as soon as possible.

What does it mean if I get more than one set of voting materials?

     Your shares are likely registered differently or are in more than one account. Please vote each of your accounts by telephone, the Internet, or mail by following the instructions on the WHITE proxy card or voting instruction card. If you mail your proxy cards, please sign, date, and return each WHITE proxy card to guarantee that all of your shares are voted.

Does the color of the proxy card matter?

     WHITE proxy cards and voting instruction cards are being solicited on behalf of the LION board of directors in favor of management’s director nominees. The LION board of directors urges shareowners to sign, date and return each WHITE proxy or voting instruction card promptly.

     The green proxy cards are being sent to LION shareowners by the dissident Committee soliciting proxies against the board’s nominees. The LION board of directors urges LION shareowners to discard any green proxy or voting instruction card sent by the dissident Committee.

I have received a green proxy or voting instruction card. Should I sign it and mail it?

     No. The LION board of directors urges LION shareowners to discard any green proxy or voting instruction cards sent to you by the dissident Committee which is soliciting proxies against the board’s nominees.

I have already submitted a green proxy or voting instruction card. May I change my vote?

     Yes. You may revoke a previously granted green proxy or voting instruction at any time prior to the annual meeting by:

o	Voting by Internet or phone by following the instructions on the WHITE proxy card or voting instruction card. By voting by the Internet or telephone, your vote is immediately confirmed and tabulated;

o	Signing, dating and returning your WHITE proxy card or voting instruction card, as applicable, for the LION annual meeting. Because the LION annual meeting is only a few days away, in order to ensure your vote is considered proxies can be faxed to Georgeson at (212) 440-9009. When faxing, please include both sides of the proxy card;

o	If you hold shares in a stock brokerage account or if your shares are held by a bank or broker (i.e., in street name), by submitting voting instructions to your bank or broker;

o	Attending the LION annual meeting and voting in person, provided however, that if you hold shares in a stock brokerage account or if your shares are held by a bank or broker (i.e., in street name), you may not vote in person at the LION annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present identification and comply with the other admission procedures described below (See “How can I attend the LION annual meeting?”).

     You do not need to contact the dissident Committee to revoke any previously granted proxy you may have given to the dissidents by returning a green proxy card.

     Only your last submitted proxy or voting instruction card will be considered. Please vote by Internet or phone by following the instructions on the WHITE proxy card, or submit a WHITE proxy or voting instruction card for the LION annual meeting as soon as possible.

I have already submitted both a green proxy and a WHITE proxy card. Which vote will be counted?

     If you submit more than one proxy card, your latest dated proxy card will be counted. Any green proxy card sent in for any reason could invalidate previous WHITE cards sent by you to support LION’s director nominees. Therefore, it is important you complete, sign, date and return a WHITE proxy card after any green proxy or voting instruction card you may have submitted. If you complete, sign, date and return a WHITE proxy or voting instruction card with a later date after you have submitted a green proxy or voting instruction card, the WHITE proxy or voting instruction card will automatically revoke the green proxy or voting instruction card.

How can I attend the LION annual meeting?

     You are entitled to attend the annual meeting only if you were an LION shareowner or joint holder as of the close of business on the record date of May 7, 2007, or if you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to June 20, 2007, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the LION annual meeting. The annual meeting will begin promptly at 10:00 a.m. Check-in will begin at 9:00 a.m., and you should allow ample time for check-in procedures.

What is the significance of whether I hold my shares as a record holder or in street name?

     LION shareowners are being asked to vote both shares held directly in their name as shareowners of record and any shares they may hold in street name as beneficial owners. Shares held in street name are shares held in a stock brokerage account or shares held by a bank or other nominee.

     Record holders will receive proxy cards. Holders of shares in street name will receive voting instruction cards in order to instruct their brokers or nominees how to vote. Voting by Internet or phone may be accomplished by following the instructions on the WHITE proxy card or voting instruction card.

     If LION shareowners of record do not include instructions on how to vote their properly signed WHITE proxy cards for the LION annual meeting, their shares will be voted “FOR” the LION nominees named in the LION Proxy Statement, “FOR” Proposal 2 to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and “FOR” Proposal 3 in the discretion of the proxy holders on any other business that may properly come before the LION annual meeting or any adjournment or postponement thereof.

     If LION shareowners holding shares of LION common stock in street name do not provide voting instructions, their shares will not be considered to be votes cast at the annual meeting.

     Shareowners of record of LION common stock may also vote in person at the LION annual meeting by submitting their proxy cards or by filling out a ballot at the annual meeting.

     If shares of LION common stock are held by LION shareowners in street name, those LION shareowners may not vote their shares in person at the LION annual meeting unless they bring a signed proxy from the record holder giving them the right to vote their shares and fill out a ballot at the annual meeting.

What if I don't receive my LION proxy materials?

     If you didn’t receive your proxy materials, duplicate materials may be requested from:

Georgeson, Inc. 17 State Street, 10th Floor New York, NY 10004 (888) 605-7542 (Toll Free) Banks and Brokerage Firms please call: (212) 440-9800

     You may also download a copy of the proxy materials at the investor relations portion of LION’s website at www.lioninc.com or obtain a copy at www.sec.gov. However, you will need to contact Georgeson to obtain a proxy or voting instruction card.

What if I am contacted by a third party seeking to influence my vote?

     LION has retained Georgeson as its proxy solicitor for the LION annual meeting. LION shareowners may receive calls from Georgeson regarding their vote for the LION annual meeting. LION shareowners may also receive calls and be solicited by the proxy solicitor for the dissident Committee in an attempt to get you to sign their proxy card. We urge you not to sign any proxy card or other materials you may receive from the dissident Committee. Shareowners may, but are not required to, discuss their vote with any proxy solicitor.

How did the dissident Committee obtain LION shareowner addresses for the purpose of mailing its proxy solicitation materials?

     Under Washington law, LION is required to provide a list of its shareowners entitled to vote at the annual meeting to the dissident group.

Who will count the votes for the LION annual meeting?

     LION has retained an independent third party to act as Inspector of Elections and tabulate the votes for the LION annual meeting.

     Your vote is important!

     Because the LION annual meeting is only a few days away, shareowners are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card or voting instruction card.

     Alternatively, proxies can be faxed to Georgeson at (212) 440-9009. When faxing, please include both sides of the proxy card. Otherwise, please sign, date and return your WHITE proxy card as soon as possible.

      The board of directors urges LION shareowners to discard the green proxy card sent by the dissident Committee.

Recent Developments

     On May 11, 2007, LION filed its proxy statement with the Securities and Exchange Commission (“SEC”), to be used in connection with its solicitation of proxies to elect six LION nominees to its board of directors. Shortly thereafter, LION began distribution of the proxy statement to shareowners entitled to vote.

     On May 31, 2007, the Committee first publicly announced its intention to solicit proxies for the LION annual meeting to elect four of its nominees to the LION board of directors by filing a preliminary proxy statement.

     On June 1, 2007, the Committee filed additional soliciting material under Rule 14a-12 to be used for a website and a press release.

     On June 7, 2007, the Committee filed a Schedule 13D report of beneficial ownership.

     On June 11, 2007, the Committee filed a revised preliminary proxy statement, a definitive proxy statement and additional soliciting materials consisting of a letter from dissident director Sam Ringer.

     On June 13, 2007, LION filed as additional soliciting materials a letter to shareowners from its Chairman, which was distributed to shareowners on or about June 13, 2007. The text of the letter is as follows:

IMPORTANT REMINDER

THE JUNE 20th ANNUAL MEETING IS ONLY A FEW DAYS AWAY AND
YOUR VOTE IS VITAL TO THE FUTURE OF YOUR INVESTMENT

ELECT LION’S NOMINEES
VOTE THE ENCLOSED WHITE PROXY CARD TODAY

June 12, 2007

Dear Fellow Shareowner:

As you likely know by now, a group calling itself the Lion Shareholder Committee (“Committee”), led by dissident director Sam Ringer, is running a slate of four nominees against management’s six director nominees. If the Committee nominees are elected, they would control the Company. The Committee nominees have indicated that they “may seek to appoint Sam Ringer as chief executive officer of the Company if they are elected.” It is our belief that the appointment of Ringer as CEO is the principal agenda of the Committee.

DO NOT give Ringer and his hand-picked nominees control of LION.
The Board recommends that you support the LION nominees and sign, date and return the enclosed WHITE proxy card today.

It’s All About Ringer

Ringer has informed the Board of his desire to be CEO. He approached the non-employee directors on August 31, 2005 with a proposal that he be appointed CEO and replace two LION officers who were then CEO and President. Again on March 25, 2007, Ringer approached the non-employee directors with a proposal that he be CEO. The non-employee directors believe that Ringer is not qualified, based on his ineffectiveness in directing the operations of LION while he was President of LION’s sole operating subsidiary.

Ringer has decided to use public confrontation rather than negotiated settlement to gain control of your company. Ringer circumvented LION’s own nomination process and chose not to present his nominees to the Nomination Committee. By letter dated May 4, 2007, after LION definitive proxy materials were finalized and a mere one week before mailing, Ringer suggested a second slate of nominees, but did not name them. Kevin Kuck was the only potential nominee identified by Ringer in discussions with Board members. Although it was deemed too late for this year’s meeting, members of the Board and the Chairman of the Nominating Committee indicated their interest in meeting with Mr. Kuck to determine if he would be a suitable candidate. Before an interview could be scheduled, Ringer filed his election contest materials. The other two hand-picked nominees were never submitted to the Board of LION or its Nominating Committee.

Ringer has informed the Board that he would accept only a position as CEO or Executive Director of LION. We believe this “Control or Bust” attitude by Ringer has led us to the current proxy contest. The Board (less Sam Ringer) believes that his initiation of a costly and disruptive proxy contest interferes with the progress LION is making, depletes vital cash reserves, and is not in the best interests of all LION shareowners.

Ringer Has Not Articulated a Business Plan

In a letter to shareholders dated June 11, 2007, Ringer stated that LION needed new directors, new management, needed to cut costs, and that if elected, the Committee would “review all product lines to determine which products to increase investment in and emphasize.” However, Ringer has not presented the Board with any specific, credible plan to turn around the Company or build shareholder value.

It is remarkable that Ringer, a director since 1989, would need to review LION’s product lines to come up with a business plan. In fact, he has failed to present a plan to the Board in the roughly two years since his letter to the Board in August 2005 in which he promised:

“I will provide a rough draft for a strategic plan before the end of the year and a complete draft before the end of the first quarter. We will identify the potential customers in each market segment with a clear understanding of the products and services we will develop as well as projected sales for the next three years. This analysis will determine the work to be done by development. We will work aggressive (sic) to complete this work and it will not take millions of dollars and years of development time.”

Ringer Has Consistently Supported the Board’s Policies

Try as he may to distinguish his record, Ringer has voted with the Board on every policy measure and every spending initiative implemented during the last 3½ years, until recently opposing the renewal of certain employment contracts on May 22, 2007. We believe this latest opposition to Board policy coincided with his reemergent desire to have himself installed as CEO, which he communicated to the Board three days later.

Actions approved by Sam Ringer as a board member include, without limitation:

  Compensation packages for executive officers (until dissent of May 22, 2007)
  Purchase of Ignition assets
  Strategic plans for 2004 and beyond
  2004 revised performance and budget forecast
  Acquisition of TRMS
  2005 to 2007 growth strategy for LION
  2006 strategic opportunity due diligence
  2007 operating budget
  LION director nominees for 2007 annual meeting

Ringer Has No Recent Legacy of Success at LION

The Board (less Sam Ringer) believes that the appointment of Ringer as CEO would be disastrous to the Company. During his tenure as chief executive officer of LION’s sole operating subsidiary from February 1999 to March 2000, the Company was in dire financial straights. This was due, in part, to Ringer’s decision to ramp up expenses, increase staffing and move to larger premises in Renton, Washington. It is our belief that revenue projections advanced by Ringer during his period of stewardship were not factually supportable. After he was replaced, the Company worked its way to profitable operations in approximately 12 months.

As co-architect and author of the LION loan search software, Ringer was granted performance-based stock options as an incentive to assist LION in integrating its technology platform with newly-acquired products. This transition was essential to the Company’s ability to develop new products in a timely manner, and to move away from ad hoc, undocumented solutions. Ringer was unable to complete this project in a timely manner and did not achieve his performance milestones.

Lion’s Strategy to Improve Shareholder Value

LION’s Board and management team are already taking steps to position the Company for long-term growth:

Operating Expenses \ LION has implemented a plan designed to reduce costs dramatically, as disclosed in its Form 10-QSB for the quarter ended March 31, 2007, and in a Form 8-K filing on May 30, 2007. The majority of our cost-cutting measures are being phased in over the remainder of the calendar year. When fully implemented, we anticipate a reduction of approximately 25% of our work force, a consolidation of our Denver and Seattle operations and aggressive cost cutting in discretionary spending, occupancy costs and marketing.

Product Enhancements \ As many of you know, LION is nearing the end of a product development cycle. LION’s Board and management team remain committed to ensuring the Company’s successful transition to a provider of consistent, integrated business solutions to consumers, brokers, realtors, originators and lenders.

  LION will be launching new Mortgage 101 and Lioninc.com broker portals in early third quarter 2007 followed by the launch of a new suite of website products. Our redesigned Mortgage 101 portal will include strategically selected vertical partners to extend our offerings beyond mortgage finance. Our Lioninc.com broker portal is being redesigned to accommodate the changes for LION Pro and Retail Websites and also to offer traditional Internet advertising.

  Our redesigned LION Pro Corporate offering, now known as Precision Access, extends full access to lockable loan pricing and loan program search within our customer’s own private database. Precision Access is fully integrateable with and upgradeable to Precision MTS. Our LION Pro search engine product for mortgage brokers is being enhanced with an improved loan search feature utilizing a new multi-lender database containing more types of loan programs and more guideline requirements.

  Our Retail Website template product is being replaced with a more price competitive product offering greater functionality, which will integrate many of the features and tools available through Precision MTS.

Strategic Alternatives — LION’s Board and management team regularly evaluate opportunities that will best position our Company to succeed and maximize stockholder value. The Company is open to adding qualified independent directors, evaluating a range of strategic options, and evaluating the potential for further growth and reduction in operational expenses.

WE URGE LION SHAREOWNERS TO VOTE THE WHITE PROXY CARD TODAY
AND DISCARD THE GREEN PROXY CARD SENT BY THE DISSIDENT COMMITTEE

Your Board strongly believes that the way to enhance value for all LION shareowners is the continued execution of our strategic plan. Your Board and management team have the knowledge and expertise to continue implementing that plan, leading this company, and acting in the best interests of all shareowners.

YOUR VOTE IS IMPORTANT PROTECT YOUR INVESTMENT
SUPPORT YOUR BOARD’S NOMINEES

Your vote is extremely important – no matter how many shares you own, it is important that your shares be represented and voted at the Annual Meeting on June 20, 2007. To vote your shares, please sign and date the WHITE proxy card and return it in the postage paid envelope enclosed. Alternatively shareholders are encouraged to vote by Internet and phone by following the instructions on their WHITE proxy card.

If you have any questions about how to vote your shares, or if you need assistance in voting your shares, please contact our proxy solicitor, Georgeson Inc. toll-free at (888) 605-7542.

I thank you for your continued confidence and support.

On behalf of your Board of Directors,

Jack McMillan
Chairman of the Board of Directors

METHOD AND COST OF PROXY SOLICITATION

     We will distribute the proxy materials and solicit votes for the LION nominees. The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing proxy solicitation materials for the meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareowners. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for the telephone charges you may incur. The Company may conduct further solicitation personally, telephonically or by electronic communication through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

     As a result of the proxy contest initiated by the Committee, LION will incur substantial additional costs in connection with its solicitation of proxies. LION has retained Georgeson, Inc. to assist in the solicitation and distribution of proxies for a fee of $70,000 plus out-of-pocket expenses. LION has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with Georgeson’s engagement. Georgeson will employ approximately 50 people to solicit proxies from LION shareowners.

     Expenses related to the solicitation of proxies from shareowners, in excess of those normally spent for an annual meeting, are expected to aggregate up to approximately $134,000, of which approximately $47,500 has been spent to date.

INFORMATION CONCERNING THE PARTICIPANTS

     The Company and the LION nominees are deemed participants in this solicitation of proxies from shareowners in connection with the LION Annual Meeting of Shareowners. Information concerning such participants is available in the LION Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007, as amended and supplemented. Dissident director Sam Ringer is also a participant in an opposing solicitation by the Committee to replace certain of the LION nominees. Shareowners are advised to read the LION Proxy Statement and amendments and supplements thereto and other relevant documents when they become available, because they will contain important information. Shareowners may obtain, free of charge, copies of the LION Proxy Statement and any other documents filed by the Company with the SEC in connection with the 2007 Annual Meeting of Shareowners at the SEC’s website at http://www.sec.gov or by contacting the Company’s proxy solicitor Georgeson Inc. at (888) 605-7542.

LION Participants

Directors and Director Nominees

     The principal occupations of LION’s directors, director nominees and executive officers who may be deemed “participants” in the solicitation are set forth in the LION Proxy Statement under Proposal 1: “Information about our Board.” The principal business addresses of the organizations of employment for the directors and director nominees are as follows:

Name	Business Address
John A. McMillan	c/o LION, Inc. *
4700 – 42nd Avenue SW, Suite 430
Seattle, WA 98116

J.C. (Tuck) Marshall	J.C. Marshall Financial Services, Inc.
7601 W. 191st St., Suite 2W
Tinley Park, IL 60477

Griffith J. Straw	AIG United Guaranty Corporation
230 North Elm Street, 9th Floor
Greensboro, NC 27401

James Russo	Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, MD 20876

David Stedman	LION, Inc.
4700 – 42nd Avenue SW, Suite 430
Seattle, WA 98116

Sam Ringer	1044 Mingo Mountain Road
Kettle Falls, WA 99141
_______________
*	Mr. McMillan is retired.

     Additional information about these director and director nominee LION Participants is available in the LION Proxy Statement under Proposal 1: “Information about our Board.”

LION Executives and Certain Employees

     The principal occupations of LION’s executive officers and employees who may be deemed “participants” in the solicitation are set forth below. The principal business address of each such person is that of LION, Inc., 4700 – 42nd Avenue SW, Suite 430, Seattle, WA 98116.

David Stedman	President and Interim Chief Executive Officer
Steve Thomson	Chief Financial Officer

     Additional information about these executive officer and employee LION Participants is available in the LION Proxy Statement under the heading “Executive Officers.”

Information Regarding Ownership of LION Securities by LION Participants

     Except as described in this Supplement or the LION Proxy Statement, none of the LION Participants own any LION securities of record which they do not own beneficially. The amounts of LION common stock held by each of the LION Participants as of December 31, 2006, is set forth in the LION Proxy Statement under the heading “Stock Ownership of Certain Beneficial Owners and Management.” Except as disclosed in the LION Proxy Statement or this Supplement, neither any LION Participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) directly or indirectly beneficially own any securities of LION or any securities of any subsidiary of LION.

Information Regarding Arrangements with Certain LION Participants

Employment and Change of Control Agreements

     As described in the LION Proxy Statement, Messrs. Stedman and Thomson are parties to employment agreements with LION containing change of control provisions. These change of control provisions may require LION to make or provide certain payments and benefits to these executive officers in the event of a “change of control.” As described in a Form 8-K filed with the SEC on May 24, 2007, on May 22, 2007, LION entered into renewed three-year employment agreements with each of David Stedman, its President and Interim CEO, and Steve Thomson, its CFO. The previous employment agreements with Messrs. Stedman and Thomson, scheduled to expire in June 2007, were extended to May 31, 2010. The annual salaries of Messrs. Stedman and Thomson remained unchanged. The material terms of the employment and change of control agreements for each of Messrs. Stedman and Thomson are described in the LION Proxy Statement under the heading “Narrative to Summary Compensation Table – Employment Agreements.”

     Except as described in the LION Proxy Statement or this Supplement, no LION Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by LION or any of its affiliates or any future transactions to which LION or any of its affiliates will or may be a party.

Information Regarding Transactions in LION Securities by LION Participants

     The following table sets forth purchases and sales of LION common stock by the LION Participants during the past two years. No open market purchases or sales of LION common stock were made by the LION Participants within the past two years. All of the following transactions represent exercises of director stock options, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

     Purchases and sales of LION common stock by Griffith J. Straw:

		Number of	Price Per
Date	Transaction Type	Shares	Share	Total Price
08/23/06	Purchase(1)	53,450	$.07	$3,741.50
11/20/06	Purchase(1)	15,000	$.06	$900.00
_______________
(1)	Exercise of Stock Option (right to buy).

     Purchases and sales of LION common stock by John A. McMillan:

		Number of	Price Per
Date	Transaction Type	Shares	Share	Total Price
11/11/05	Purchase(1)	30,000	$ .06	$ 1,800.00
11/11/05	Purchase(1)	32,917	$ .27	$ 8,887.59
_______________
(1)	Exercise of Stock Option (right to buy).

     Except as described in the LION Proxy Statement or this Supplement, there are no contracts, arrangements or understandings by any LION Participant within the past year with any person with respect to LION’s securities.

Miscellaneous Information Concerning Participants

     Except as described in the LION Proxy Statement or this Supplement, no LION Participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 2006, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which LION or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the LION’s total assets at year-end for the last three completed fiscal years, and (iii) in which any LION Participant or Participant Affiliate had, or will have, a direct or indirect material interest.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: interest rate changes; housing and consumer trends affecting home purchases; the management of our potential growth; our ability to integrate newly acquired assets and product lines; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.

     PROXY - LION, INC.

ANNUAL MEETING OF SHAREHOWNERS, JUNE 20, 2007
This Proxy is Solicited on Behalf of the Corporation’s Board of Directors

The undersigned hereby appoints David Stedman and Steve Thomson, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all common shares of LION, Inc. held of record by the undersigned on May 7, 2007, at the Annual Meeting of Shareowners to be held on June 20, 2007, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS AND “FOR” APPROVAL OF PROPOSALS 2 and 3. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SPECIFIED ON THE REVERSE SIDE AND “FOR” THE APPROVAL OF PROPOSALS 2 and 3.

The signer hereby revokes all Proxies previously given by the signer to vote at the meeting or any adjournments.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

LION, Inc.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 19, 2007.

Vote-by-Internet	OR	Vote-by-Telephone

Log on to the Internet		Call toll-free
and go to www.investorvote.com –		1-800-652-VOTE (8683) within the
follow the steps outlined on the		United States, Canada and Puerto Rico
secured website.		any time on a touch tone telephone.
There is no charge to you for the call.
Follow the instructions provided by the
recorded message.

X	Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

A. Proposals - The Board of Directors recommends a vote FOR the Director nominees listed below and FOR approval of Proposals 2 and 3.

1. Election of Directors – term to expire at next Annual Meeting.

01 – John A. McMillan;	02 – J.C. (“Tuck”) Marshall;	03 – Sam Ringer;
04 – James D. Russo;	05 – David Stedman;	06 – Griffith J. Straw

[ ]	Mark here to vote FOR all nominees

[ ]	Mark here to WITHHOLD vote from all nominees

[ ]	For all EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below:

[ ] 01 [ ] 02 [ ] 03 [ ] 04 [ ] 05 [ ] 06

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

B. Non-voting Items	Comments – Please print your comments
Change of address – Please print new address below	below

C. Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner.

Signature	Date	Signature	Date